UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2015

Sagent Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-35144

Delaware	98-0536317
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1901 N. Roselle Road, Suite 700, Schaumburg, Illinois 60195

(Address of principal executive offices, including zip code)

(847) 908-1600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 8, 2015 Sagent Pharmaceuticals, Inc., (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with James Hussey related to Mr. Hussey’s previously announced resignation as President of the Company on March 25, 2015. Pursuant to the terms of the Agreement, Mr. Hussey will be entitled to receive $525,000, reimbursement for attorney’s fees totaling $30,000 and a one-time payment of $38,000 for COBRA obligations. Mr. Hussey will be permitted to exercise all stock options that had vested by his termination date of March 25, 2015 at any time up to and including one year from his termination date. The Company has waived the non-competition requirements included in Section 7(d) of Mr. Hussey’s employment agreement. The Agreement also imposes certain obligations on Mr. Hussey. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Settlement Agreement and Mutual Release dated May 8, 2015, by and among Sagent Pharmaceuticals, Inc., and James Hussey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGENT PHARMACEUTICALS, INC.

Date: May 13, 2015		/s/ Michael Logerfo
	Name:	Michael Logerfo
	Title:	President, Chief Legal Officer and Corporate Secretary